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EXHIBIT 10.1

FINDER'S AGREEMENT

        This FINDER'S AGREEMENT is made as of                        , 2003, by and between                        ("Finder") and Simpson PSB Fund, a California nonprofit public benefit corporation ("PSB"), with reference to the following facts:

        PSB proposes to sell some or all of its 2,000,000 shares ("Shares") of the common stock of Simpson Manufacturing Co., Inc. Finder is                         [and does not regularly act as a finder in connection with such transactions] .

        In consideration of the mutual covenants herein, Finder and PSB agree as follows:

        1.    Engagement.    PSB hereby engages Finder, and Finder hereby accepts such engagement, as a finder of one or more potential buyers (each, a "Buyer") of up to 2,000,000 Shares in an offering registered on Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"). Finder shall use such efforts as Finder considers appropriate to introduce to PSB one or more Buyers. PSB shall have no duty or obligation whatsoever to enter into any transaction with any Buyer.

        2.    Activities.    As a finder, Finder shall limit its activities to introducing one or more potential Buyers to PSB. Finder shall not, directly or indirectly, under this Agreement, offer or sell or attempt to offer or sell any securities or participate or assist in any way in any negotiations between any Buyer and PSB. Finder shall not act as a broker or dealer with respect to any offer or sale of Shares. Finder shall have no right, power, authority or duty to act for or on behalf of, to sign for, to commit or to bind PSB in any respect, whatsoever.

        3.    Term.    Either party may terminate this Agreement, with or without cause, on ten days' prior notice to the other party; provided that (a) either party may terminate this Agreement immediately by notice to the other party of a breach of this Agreement by the other party, (b) all provisions of this Agreement, other than sections 1 and 2, shall survive the termination of this Agreement with respect to Buyers who engage in transactions with PSB within 180 days from such termination, except that the provisions of section 4 shall survive only if Finder shall not have breached this Agreement, and (c) sections 5 through 19 shall survive any termination of this Agreement.

        4.    Compensation.    As compensation for the services rendered by Finder hereunder, PSB shall pay Finder an amount equal to                         .

        5.    Independent Contractor.    Neither Finder nor PSB shall have any authority or power to incur or create, or shall incur or create, any obligation, express or implied, on behalf of the other. In all matters relating to this Agreement, PSB shall be solely responsible for its acts and the acts of its employees and Finder shall be solely responsible for its acts and the acts of its employees. Finder is and will hereafter act as an independent contractor and not as an employee of PSB and nothing in this Agreement may be interpreted or construed to create any employment, partnership, joint venture or other similar relationship between Finder and PSB. Finder shall be solely responsible for all matters relating to the payment of Finder's employees, agents and independent contractors, including compliance with workers compensation, unemployment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters.

        6.    Expenses.    Finder shall be responsible for all expenses incurred by Finder in performing services pursuant to this Agreement.

        7.    Finder's Representations and Covenants.    Finder represents, warrants and covenants to PSB, as follows:

          (a)  Finder has all business and professional licenses, registrations and permits necessary or appropriate, and shall timely obtain any such license, registration or permit that may hereafter become necessary or appropriate, under all applicable laws and regulations to perform the services contemplated by this Agreement.

          (b)  If Finder is a member of the National Association of Securities Dealers, Inc. (the "NASD"), or a registered representative or registered principal of such a member, a registered principal of Finder or such member shall sign or initial any written communication provided by PSB to Finder, and Finder shall file any such written communication with the NASD if required to do so pursuant to any rules of the NASD and shall otherwise comply with all rules of the NASD that apply to Finder's services as contemplated by this Agreement.

          (c)  If Finder is subject to additional laws, regulations or rules of any other business, professional, governmental or self-regulatory organization, Finder shall comply with all such laws, regulations and rules with respect to any written communication provided by PSB to Finder.

          (d)  Neither Finder nor any partner, director or officer of Finder is or would be disqualified from participation in any capacity in any offering under Regulation A promulgated by the Securities and Exchange Commission under the 1933 Act pursuant to paragraph (b) or (c) of Rule 262 of Regulation A.

        8.    Liability of PSB.    PSB shall not be responsible for any misrepresentation or omission of Finder. Finder agrees to hold PSB and its Affiliates harmless from and against any and all claims, liabilities, damages and expenses that may arise as a result of any act or omission of Finder. Finder shall indemnify and defend PSB and its Affiliates and hold them harmless, to the fullest extent permitted by law, from and against any and all claims, liabilities, losses, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses, all expert witnesses' fees and expenses and all costs of investigation), as they are incurred, that are directly or indirectly related to or otherwise suffered or incurred in connection with Finder's bad faith, negligence or willful misconduct, any violation by Finder of federal or state securities laws or any breach by Finder of this Agreement. "Affiliate" means, when used with reference to a specified person, any person directly or indirectly controlling, controlled by or under common control with the specified person, any trust or foundation to which the specified person has made a majority of the grants, donations or contributions received by that trust or foundation, a person owning or controlling ten percent or more of the outstanding voting securities of the specified person, a person ten percent or more of whose outstanding voting securities are owned or controlled by the specified person, any employee, agent, officer, director, partner, manager, member or trustee of the specified person, and if the specified person is an officer, director, general partner, manager, member or trustee, any corporation, partnership, limited liability company or trust for which the specified person acts in any such capacity.

        9.    Liability of Finder.    Finder shall not be responsible for any misrepresentation or omission on the part of PSB. PSB agrees to hold Finder harmless from and against any and all claims, liabilities, damages and expenses that may arise as a result of any act or omission of PSB. PSB shall indemnify and defend Finder and its Affiliates, to the fullest extent permitted by law, from and against any and all claims, liabilities, losses, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses, all expert witnesses' fees and expenses and all costs of investigation), as they are incurred, that are directly or indirectly related to or otherwise suffered or incurred in connection with PSB's bad faith, negligence or willful misconduct, any violation by PSB of federal or state securities laws or any breach by PSB of this Agreement.

        10.  Amendments.    This Agreement may not be amended or modified except by a writing signed by both parties.

        11.  Governing Law.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

        12.  Assignment.    Finder may not assign any rights under this Agreement or delegate any duties under this Agreement. Any attempted or purported assignment or delegation of this Agreement or any rights or duties hereunder by Finder shall be void.

        13.  Entire Agreement.    This Agreement contains the entire agreement of the parties and supersedes all prior negotiations, correspondence, understandings and agreements between the parties, regarding the subject matter hereof.

        14.  Headings; Gender; Number; References.    The headings at the beginning of the sections hereof are solely for convenience of reference and are not part of this Agreement. As used herein, each gender includes each other gender, the singular includes the plural and vice versa, as the context may require and "person" shall be deemed to include natural person and corporation, limited liability company, partnership, trust or other entity. All references to sections are intended to refer to sections of this Agreement, except as otherwise indicated.

        15.  No Waiver.    No right or power of PSB shall be deemed to have been waived by any act or conduct on the part of PSB, or by any neglect to exercise such right or power, or by any delay in so doing; and every right and power of PSB shall continue in full force and effect until such right or power is specifically waived by an instrument in writing executed by PSB. No waiver of any right or power on any one occasion shall be deemed to be a waiver of any other right or power or of the same right or power on any subsequent occasion. All remedies of PSB against Finder are cumulative.

        16.  Notices.    Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile, three days after being mailed by first class mail, or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, all charges or postage prepaid, properly addressed to the party to receive such notice at the last address furnished for such purpose by the party to whom the notice is directed.

        17.  Arbitration.    The parties waive their rights to seek remedies in court, including any right to a jury trial. The parties agree that any dispute between arising out of, relating to or in connection with this Agreement shall be resolved exclusively through binding arbitration conducted under the auspices of JAMS pursuant to its Arbitration Rules and Procedures. The arbitration hearing shall be held in the county and state of the principal office of PSB at the time the dispute arises. Disputes shall not be resolved in any other forum or venue. The arbitration shall be conducted by a retired judge who is experienced in resolving disputes regarding the securities business. The parties agree that the arbitrator shall apply the substantive law of the State of California, that limited discovery shall be conducted in accordance with JAMS' Arbitration Rules and Procedures, and that the arbitrator may not award punitive or exemplary damages, unless (but only to the extent that) such damages are required by law to be an available remedy for any of the specific claims asserted. In accordance with JAMS' Arbitration Rules and Procedures, the arbitrator's award shall consist of a written statement as to the disposition of each claim and the relief, if any, awarded on each claim. The award shall not include or be accompanied by any findings of fact, conclusions of law or other written explanation of the reasons for the award. The parties understand that the right to appeal or to seek modification of any ruling or award by the arbitrator is severely limited under state and federal law. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction in the county and state of the principal office of PSB at the time the award is rendered or as otherwise provided by law.

        18.  Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        19.  No Third-Party Beneficiaries.    Neither party intends for this Agreement to benefit any third party not expressly named in this Agreement.

        IN WITNESS WHEREOF, this Finder's Agreement has been duly executed by or on behalf of the parties hereto as of the date first written above.

PSB:		FINDER:
SIMPSON PSB FUND
By:		Signature:
	Barclay Simpson	Printed Name:
	President	Title (if any):
Address:	3669 Mt. Diablo Blvd.	Address:
Lafayette, CA 94549
Telephone:		Telephone:
Facsimile:		Facsimile:

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  EXHIBIT 10.1
FINDER'S AGREEMENT